UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2008

POWERSECURE INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-19793	84-1169358
(State or other jurisdiction	(Commission File Number)	(I.R.S Employer
of incorporation)		Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina	27587
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (919) 556-3056
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 10, 2008, the Board of Directors (the “Board”) of PowerSecure International, Inc., a Delaware corporation (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee, authorized an increase in the size of the Board from four to five members and appointed Thomas J. Madden III as a director of the Company to fill the vacancy created by the increased size of the Board, to serve until the next Annual Meeting of Stockholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal.
     Mr. Madden was not appointed to the Board pursuant to any arrangements or understandings between Mr. Madden and any other person. The Board did not appoint Mr. Madden to any committees of the Board but will consider appointing him to one or more committees over the next year, as it deems appropriate.
     Mr. Madden, age 61, has over 30 years experience as a consultant and executive of management consulting firms in the electric, gas and telecommunications industries. In 1991, he joined ScottMadden, Inc., a consulting firm dedicated to the utility and telecommunications industry, where he served as its Chief Executive Officer until 1998 and as its Chairman from 2000 until 2003, and where he has served on its Board of Directors since 1991 and as a consultant since 2003. From 1978 until 1991, Mr. Madden was a consultant with Theodore Barry & Associates, a consulting firm dedicated to serving the utility and energy industry, holding executive positions including Chief Executive Officer. From 1974 until 1978, he was employed by Jersey Central Power & Light, a gas and electric utility, where he became head of the nuclear licensing group. From 1970 until 1974, he was a member of the technical staff of Bell Telephone Laboratories, modeling nuclear weapons effects for the development of the American anti-ballistic missile defense system. Mr. Madden holds a B.S. in Nuclear Engineering from the University of Tennessee, an M.S. in Computer Science and Math from Stevens Institute of Technology, and an MBA from Fairleigh Dickinson University.
     As a non-employee director of the Company, Mr. Madden will receive the standard compensation for non-employee directors, including the grant of 11,111 restricted shares of common stock, par value $.01 per share, of the Company, which he received on December 10, 2008 and which will vest in three equal annual installments commencing on the first anniversary of his appointment to the Board. A Summary Sheet setting forth the compensation paid to non-employee directors, including Mr. Madden, is filed herewith as Exhibit 10.1 and incorporated herein by this reference.
     A copy of the Company’s press release issued on December 15, 2008 announcing the appointment of Mr. Madden to the Board is attached hereto as Exhibit 99.1 and incorporated herein by this reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
10.1	Summary Sheet of Compensation Paid to Non-Employee Directors

99.1	Press Release of PowerSecure International, Inc., issued December 15, 2008, announcing the appointment of Thomas J. Madden III to the Board of Directors

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.
By:	Christopher T. Hutter
Christopher T. Hutter
Vice President and Chief Financial Officer

Dated: December 15, 2008

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